File: RADV(E).TXT

                                  APPLICATION

                                       FOR

                                 INSTITUTIONALLY

                                      OWNED

                                   TIAA-CREF

                                   RETIREMENT

                                     ANNUITY

                                    CONTRACTS

                                      WITH

                                 DELAYED VESTING

FOR PLANS COVERED BY ERISA

IMPORTANT: Use this application to enroll in your institution's basic retirement plan only, not for personal tax-deferred savings. It's Easy to Enroll Just complete the application and return it to your benefits office. Questions? Call our Enrollment Hotline at 1 800 842-2888 8am - 11pm ET weekdays 9/97 edition

INSTRUCTIONS  FOR FILLING OUT THE  APPLICATION

 1. Personal  Information

In this application, you and your refer to the employee. The employer is the applicant. Your retirement income starting date is when you plan to start receiving TIAA-CREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations. We are complying with a regulatory agency requirement in asking that you provide the Existing Contracts information in this section.


2. YOUR PREMIUM ALLOCATION

You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other TIAA and CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%.

NOTE: TIAA limits transfers from the Real Estate Account to one per calendar month. In the future, TIAA and CREF may restrict transfers from the Real Estate Account or from any of the CREF accounts to one per calendar quarter. TIAA has the right to stop accepting premiums and/or transfers to the Real Estate Account.

     You can change your allocation of future premiums anytime. If your allocation does not total 100%, if it violates any plan limitations, or if we receive your premiums before we receive your application, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus.

3. YOUR DESIGNATION OF BENEFICIARY
If you die before annuity payments start, your designated beneficiary(ies) will receive the death benefit, if any, specified by your employer's retirement plan, payable from the contracts' accumulations. If no primary beneficiary lives longer than you, any death benefit payable will go to your contingent beneficiary(ies). For example, a married person with children might name the spouse as primary beneficiary and the children as contingent beneficiaries.
     If you die before annuity payments start, have not named a beneficiary, and leave no spouse, your estate receives any death benefit payable.
     If you leave a spouse, he or she will receive 50% of the value of any death benefit payable under each contract; the remainder will be paid to your estate.
     If you do not have the date of birth and / or Social Security number for one of your beneficiaries, you can send in this form now and forward the information to us later. The beneficiary designations that you provide on this form will apply only to this contract.
     If you have other TIAA-CREF contracts, you may want to make sure your beneficiary designations reflect your current intentions. For any questions about naming your beneficiary(ies), please call us at 1 800 842-2776.

NOTICE OF SPOUSE'S RIGHT TO ANNUITY  DEATH  BENEFITS

Your employer's retirement plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Under ERISA, your surviving spouse has a right to an annuity worth 50% of the death benefit, if any, under each contract, unless your spouse consents to the designation of another primary beneficiary. To permit someone other than your spouse to receive more than 50% of the annuity death benefit, if any, your spouse must sign the consent in Section 5 of the application. A spouse's consent will not be valid with respect to any different spouse you may have in the future.

4. NOTE:
The TIAA Traditional Annuity does not provide any cash surrender value. However, you may transfer all or part of your TIAA Traditional Annuity accumulation to CREF or TIAA Real Estate in substantially equal annual amounts over a ten-year period. Also, if permitted by your employer's plan, you may receive a full or partial cash withdrawal of the CREF or TIAA Real Estate accumulations.

5. WAIVER OF SPOUSE'S RIGHT TO A PRERETIREMENT SURVIVOR DEATH BENEFIT
If you are married and you have not named your spouse as your primary beneficiary for at least 50% of the annuity death benefit, if any, then by signing this application, you are waiving your spouse's right to a preretirement survivor death benefit and your spouse must agree to this waiver by signing the consent. Generally, you can make this waiver only if you're at least 35. If you're under 35, please contact your Benefits Office for more information.
     You can revoke the waiver any time before your annuity income begins by naming your spouse as your primary beneficiary.


CONSENT BY SPOUSE
By signing this consent, your spouse is giving up all rights to receive the preretirement survivor benefit, if any. Your spouse cannot revoke consent once it has been given. Any survivor benefit payable before annuity income payments begin will be paid to the beneficiary(ies) you named. (Your spouse's signature must be witnessed by your employer's plan representative or a notary public.)

CREF certificates and interests in the TIAA Real Estate Account are distributed by TIAA-CREF Individual & Institutional Services.

Standard DV (ERISA) 9/97

APPLICATION FOR INSTITUTIONALLY OWNED TIAA AND CREF RETIREMENT
ANNUITY CONTRACTS WITH DELAYED VESTING

PLEASE TYPE OR PRINT IN INK AND PROVIDE ALL INFORMATION  REQUESTED.

DV

1. PERSONAL INFORMATION

Last Name           First           Middle

n Mr.      n Mrs.        n Ms.        n Dr.       n Other

Mailing Address          Street           City           State         Zip Code

Daytime Telephone Number      Sex       Date of Birth     Social Security Number

Spouse's Name ( ) n M n F   Mo. Day Yr.

Employing Institution Campus/Branch Job Title/Position

Existing Contracts    Will these annuity contracts replace an existing annuity
from another company?   n Yes   n No

From what company?                                   Contract Number

Your Retirement Income Starting Date   The first day of (Month)
                            (Year)               , or at the age of .
2. YOUR PREMIUM ALLOCATION

TIAA   TIAA    CREF    CREF    CREF     CREF    CREF     CREF     CREF    CREF

Traditional      Real Estate     Stock       Money Market      Social Choice

Bond Market      Global Equities     Growth      Equity Index

Inflation-Linked Bond
%     %     %     %      %     %      %      %     %      %      =      100%

3. YOUR DESIGNATION OF BENEFICIARY

Name(s) of Primary Beneficiary(ies)

Relationship to You     Date of Birth        Social Security Number

Name(s) of Contingent Beneficiary(ies)      Relationship to You   Date of Birth

Social Security Number

4. Subject to the terms of your employer's retirement plan, your employer exercises all rights under these annuity contracts until you become vested under the plan. Afterward, you exercise these rights yourself.
     You cannot assign or take loans from these contracts. Distributions before age 59 1/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties. Your TIAA contract does not allow single-sum withdrawals but does allow transfers from the Traditional Annuity accumulation to CREF over a ten-year period. Real Estate Account accumulations may be transferred to CREF in a single sum. We may be required under your CREF contract to limit withdrawals, transfers among the CREF accounts, or transfers to alternate funding vehicles.
     CREF account accumulations and benefit payments, and Real Estate Account accumulations, are variable and not guaranteed; they depend on the investment performance of these accounts.
     Under ERISA, each contract gives your spouse the right to an annuity worth 50% of any death benefit specified by your employer's retirement plan. Your spouse must consent below to any beneficiary designation that doesn't meet this requirement.
     I HAVE READ AND UNDERSTOOD ALL PROVISIONS OF THIS APPLICATION. I HAVE RECEIVED A CURRENT CREF PROSPECTUS AND A CURRENT REAL ESTATE ACCOUNT PROSPECTUS.


Signed (Employee)         Date       Signed (Applicant)      Date

(EMPLOYER'S  AUTHORIZED  OFFICIAL OR PLAN  REPRESENTATIVE)

CONSENT TO WAIVER OF SPOUSE'S RIGHT TO A PRERETIREMENT SURVIVOR DEATH BENEFIT
If you have waived your spouse's right to a preretirement survivor death benefit under ERISA by naming other primary beneficiaries for more than 50% of any death benefit, your spouse must consent to the waiver.
CONSENT BY SPOUSE (MUST BE  WITNESSED)
     With this consent I am voluntarily and irrevocably giving up my right to a qualified preretirement survivor death benefit under ERISA. I recognize that any preretirement death benefit payable under these contracts will be paid to the beneficiaries as specified above.


Signed  (Spouse)         Soc. Sec. No.              Date

Notary or Plan  Representative                      Date

If you would like to receive CREF's Statement of Additional Information, which supplements the CREF prospectus, check here. [ ] Code

10.35.4E  (10/95)

For your protection, some states require a warning against fraud to appear on this form.

These states, including Colorado, Kentucky, New York, and Ohio, require a warning substantially similar to the following warning. People who file applications for insurance or statements of claim commit a fraudulent insurance act if they:

o knowingly do so with intent to injure, defraud, or deceive any insurance company or another person; and/or

o knowingly include in their application or statement of claim any materially false or misleading information; and/or

o knowingly conceal information for the purpose of misleading concerning any fact material to the application or claim.

A fraudulent insurance act is a crime, and penalties may include imprisonment, fines, denial of insurance, and civil damages. New York residents, please note:
Civil penalties shall not exceed $5,000 and the stated value of the claim for each such violation. Colorado residents, please note: Any insurance company or any agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or to a claimant for the purpose of defrauding or attempting to defraud the policyholder or the claimant with regard to a settlement or award payable from the insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

(C) 1997 Teachers Insurance and Annuity Association o College Retirement Equities Fund

Printed on Recycled Paper

Teachers Insurance and Annuity Association

College Retirement Equities Fund

730 Third Avenue
New York, NY 10017-3206
1 800 842-2733
212 490-9000

Standard DV (ERISA) 9/97

APPLICATION
For Institutionally Owned
TIAA-CREF Retirement Annuity Contracts
With Delayed Vesting
For Plans Covered By ERISA

IMPORTANT: Use this application to enroll in your institution's basic retirement plan only, not for personal tax-deferred savings. It's Easy to Enroll Just complete the application and return it to your benefits office. Questions? Call our Enrollment Hotline at 1 800 842-2888 8am - 11pm ET weekdays 9/97 edition
(CA)

Instructions  for filling out the  APPLICATION

1. Personal  Information

In this application, you and your refer to the employee. The employer is the applicant.

Your retirement income starting date is when you plan to start receiving TIAA-CREF retirement income. You can change it any time. If you do not select a date or an age, we will assume age 65 when preparing your benefit illustrations.

We are complying with a regulatory agency requirement in asking that you provide the Existing Contracts information in this section.

2. Your premium allocation

You can allocate premiums to the TIAA Traditional Annuity, the CREF Stock and Money Market accounts, and to any of the other CREF accounts available under your employer's retirement plan. Before allocating money to any account (other than the TIAA Traditional Annuity) please read the current prospectus. Premium allocations have to be in whole percentages and total 100%.

NOTE: In the future, CREF may restrict transfers from any of the CREF accounts to one per calendar quarter.

You can change your allocation of future premiums anytime. If your allocation does not total 100%, if it violates any plan limitations, or if we receive your premiums before we receive your application, any premiums will go to the CREF Money Market Account. Upon receiving a valid allocation, we will apply all future premiums accordingly. For more information, please see the CREF prospectus.

CALIFORNIA RESIDENTS PLEASE NOTE: These annuity contracts are issued in California, where the TIAA Real Estate Account is not available. California residents cannot allocate to this account.

3. Your designation of beneficiary

If you die before annuity payments start, your designated beneficiary(ies) will receive the death benefit, if any, specified by your employer's retirement plan, payable from the contracts' accumulations. If no primary beneficiary lives longer than you, any death benefit payable will go to your contingent beneficiary(ies). For example, a married person with children might name the spouse as primary beneficiary and the children as contingent beneficiaries.

If you die before annuity payments start, have not named a beneficiary, and leave no spouse, your estate receives any death benefit payable. If you leave a spouse, he or she will receive 50% of the value of any death benefit payable under each contract; the remainder will be paid to your estate.

If you do not have the date of birth and / or Social Security number for one of your beneficiaries, you can send in this form now and forward the information to us later. The beneficiary designations that you provide on this form will apply only to this contract. If you have other TIAA-CREF contracts, you may want to make sure your beneficiary designations reflect your current intentions. For any questions about naming your beneficiary(ies), please call us at 1 800 842-2776.

Notice of Spouse's  Right to Annuity Death Benefits

Your employer's retirement plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Under ERISA, your surviving spouse has a right to an annuity worth 50% of the death benefit, if any, under each contract, unless your spouse consents to the designation of another primary beneficiary. To permit someone other than your spouse to receive more than 50% of the annuity death benefit, if any, your spouse must sign the consent in Section 5 of the application. A spouse's consent will not be valid with respect to any different spouse you may have in the future.

4. note:

The TIAA Traditional Annuity does not provide any cash surrender value. However, you may transfer all or part of your TIAA Traditional Annuity accumulation to CREF in substantially equal annual amounts over a ten-year period. Also, if permitted by your employer's plan, you may receive a full or partial cash withdrawal of the CREF accumulations.

5. Waiver of spouse's right to a preretirement survivor death benefit If you are married and you have not named your spouse as your primary beneficiary for at least 50% of the annuity death benefit, if any, then by signing this application, you are waiving your spouse's right to a preretirement survivor death benefit and your spouse must agree to this waiver by signing the consent. Generally, you can make this waiver only if you're at least 35. If you're under 35, please contact your Benefits Office for more information.


You can revoke the waiver any time before your annuity income begins by naming your spouse as your primary beneficiary. Consent by Spouse By signing this consent, your spouse is giving up all rights to receive the preretirement survivor benefit, if any. Your spouse cannot revoke consent once it has been given. Any survivor benefit payable before annuity income payments begin will be paid to the beneficiary(ies) you named. (Your spouse's signature must be witnessed by your employer's plan representative or a notary public.)

CREF certificates are distributed by TIAA-CREF Individual & Institutional Services. Standard DV (ERISA) 9/97 CA APPLICATION FOR INSTITUTIONALLY OWNED TIAA and CREF Retirement Annuity CONTRACTS WITH DELAYED VESTING

Please type or print in ink and provide all information requested. DV

1. Personal Information Last Name First Middle n Mr. n Mrs. n Ms. n Dr. n Other Mailing Address Street City State Zip Code

Daytime Telephone Number Sex Date of Birth Social Security Number

Spouse's Name ( ) n M n F Mo. Day Yr. Employing Institution Campus/Branch Job Title/Position

Existing Contracts Will these annuity contracts replace an existing annuity from another company? n Yes n No From what company? Contract Number Your Retirement Income Starting Date The first day of (Month) (Year) , or at the age of .

2. Your Premium Allocation

TIAA TIAA CREF CREF CREF CREF CREF CREF CREF CREF Traditional Real Estate Stock Money Market Social Choice Bond Market Global Equities Growth Equity Index Inflation-Linked Bond % N/A % % % % % % % % % = 100%

3. Your Designation of Beneficiary

Name(s) of Primary Beneficiary(ies) Relationship to You Date of Birth Social Security Number Name(s) of Contingent Beneficiary(ies) Relationship to You Date of Birth Social Security Number

4. Subject to the terms of your employer's retirement plan, your employer exercises all rights under these annuity contracts until you become vested under the plan. Afterward, you exercise these rights yourself.

You cannot assign or take loans from these contracts. Distributions before age 59 1/2, or before termination of service, may be prohibited, limited, and/or subject to substantial tax penalties. Your TIAA contract does not allow single-sum withdrawals but does allow transfers from the Traditional Annuity accumulation to CREF over a ten-year period. Real Estate Account accumulations may be transferred to CREF in a single sum. We may be required under your CREF contract to limit withdrawals, transfers among the CREF accounts, or transfers to alternate funding vehicles.

CREF account accumulations and benefit payments, and Real Estate Account accumulations, are variable and not guaranteed; they depend on the investment performance of these accounts.

Under ERISA, each contract gives your spouse the right to an annuity worth 50% of any death benefit specified by your employer's retirement plan. Your spouse must consent below to any beneficiary designation that doesn't meet this requirement. I have read and understood all provisions of this application. I have received a current CREF prospectus and a current Real Estate Account prospectus.
         Signed (Employee)                  Date
         Signed (Applicant)                 Date
                  (Employer's Authorized Official or Plan Representative)

5. Consent to Waiver of Spouse's Right to a Preretirement Survivor Death Benefit

If you have waived your spouse's right to a preretirement survivor death benefit under ERISA by naming other primary beneficiaries for more than 50% of any death benefit, your spouse must consent to the waiver.

Consent by Spouse (must be witnessed)

With this consent I am voluntarily and irrevocably giving up my right to a qualified preretirement survivor death benefit under ERISA. I recognize that any preretirement death benefit payable under these contracts will be paid to the beneficiaries as specified above.

        Signed (Spouse)   Soc. Sec. No.    Date
         Notary or Plan Representative   Date

If you would like to receive CREF's Statement of Additional Information, which supplements the CREF prospectus, check here. n

                                            Code
10.35.4E (10/95)  CA

(C) 1997 Teachers Insurance and Annuity Association o College Retirement Equities Fund

Printed on Recycled Paper

Teachers Insurance and Annuity Association

College Retirement Equities Fund

730 Third Avenue
New York, NY 10017-3206
1 800 842-2733
212 490-9000

Standard DV (ERISA) 9/97 CA